SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     June 13, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry Into A Material Definitive Agreement

On June 13, 2011, Perma-Fix Environmental Services, Inc. (“PESI” or the “Company”), entered into a definitive Stock Purchase Agreement (“Agreement”) to sell 100% of the capital stock of its wholly-owned subsidiary, Perma-Fix of Fort Lauderdale, Inc. (“PFFL”), to a hazardous waste management company for approximately $5.5 million in cash, subject to certain working capital adjustments.  PFFL is within the Company’s Industrial Segment, which has been previously classified as a discontinued segment due to our Board of Director’s approval to sell this segment. The completion of this transaction is subject to the satisfaction of numerous conditions precedent.

The Company continues to move forward in negotiation for a definitive agreement to sell our Perma-Fix of Orlando, Inc. (“PFO”) subsidiary as previously disclosed.  PFO is also within the discontinued Industrial Segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 16, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer